                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 21, 2005, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting of Flagstar Bancorp, Inc. and subsidiaries appearing in the 2004 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2004 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/S/ GRANT THORNTON LLP

Southfield, Michigan
June 3, 2005